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                                  Exhibit 10.7

                          STOCK SUBSCRIPTION AGREEMENT


         This Stock Subscription Agreement is entered into as of January 13 2003, by SulphCo, Inc., a Nevada corporation (the "Corporation") and Kirk S. Schumacher (the "Purchaser").

SECTION 1. Acquisition of Shares.

         (a) SALE AND PURCHASE. On the terms and conditions set forth in this Agreement, the Corporation agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Corporation, Fifty Thousand (50,000) shares of the Common Stock of the Corporation (the "Shares"). The sale and purchase of the Shares is made pursuant to the exercise of an option granted on December 23, 2002, to acquite shares of the Corporation's common stock at the ten then current market price of shares of the Common Stock of the Corporation, being thirty-three cents ($.33) per share. The closing shall occur at the offices of the Corporation on the date set forth above or at such other place and time as the parties may agree.

         (b) CONSIDERATION. The Purchaser agrees to pay Thirty-Three Cents ($.33) for the Shares, for a total of Sixteen Thousand Five Hundred Dollars ($16,500.00).

         (c) DEFINED TERMS. Capitalized terms not defined above are defined in
Section 9 of this Agreement.

SECTION 2. Restrictions.

          (a) PURCHASER REPRESENTATIONS. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Corporation as follows:

                  (i) The Purchaser is acquiring and will hold the Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                  (ii) The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Corporation and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Corporation is under no obligation to register the Shares.

                  (iii) The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations.

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                  (iv) The Purchaser will not sell, transfer or otherwise
dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Shares and he or she has provided the Corporation with written assurances, in substance and form satisfactory to the Corporation, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares under any "blue sky" laws.

                  (v) The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Shares.

                  (vi) The Purchaser is aware that his or her investment in the Corporation is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his or her investment in the Shares.

         (b) SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Corporation at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Corporation, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

         (c) RIGHTS OF THE CORPORATION. The Corporation shall not be required to
(i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.


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SECTION 3. Successors and Assigns.

         Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 4.  No Retention Rights.

         Nothing in this Agreement shall confer upon the Purchaser any right to continue as the corporation's counsel for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

SECTION 5. Legend.

         All certificates evidencing Purchased Shares shall bear substantially the following legend:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 6. Notices.

         Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Corporation at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Corporation.

SECTION 7. Entire Agreement.

         This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.


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SECTION 8. Choice of Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such State.

SECTION 9. Definitions.

         (a) "Agreement" shall mean this Stock Purchase Agreement.

         (b) "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted from time to time.

         (c) "Corporation" shall mean SulphCo, Inc., a Nevada corporation.

         (d) "Shares" shall mean the Shares purchased by the Purchaser pursuant to this Agreement.

         (e) "Purchase Price" shall mean the amount for which one Share may be purchased pursuant to this Agreement, as specified in Section 1(b).

         (f) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (g) "Share" shall mean one share of Stock.

         IN WITNESS WHEREOF, the Corporation and the Purchaser have executed this Agreement to be effective as of January 13, 2003.

CORPOPORATION:                              SULPHCO, INC.



                                            By  /s/ Rudolf W. Gunnerman
                                                ------------------------
                                                Name:  Rudolf Gunnerman
                                                Title:  CEO


PURCHASER:                                  /S/ KIRK S. SCHUMACHER
                                            ----------------------
                                            Kirk S. Schumacher





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